Exhibit 99.1

STEVEN KATZ
Briar Ridge Plaza
440 South Main Street
Milltown, NJ 08850
Telephone: (732) 254-5385
Fax: (732) 254-8705

July 20, 2007

To the Secretary and the Board of Directors
NaturalNano, Inc.
15 Schoen Place
Pittsford, NY 14534

Ladies and Gentlemen:

I hereby resign as a member of the Board of Directors of NaturalNano, Inc., and as a member of the Compensation Committee and the Chair of the Audit Committee of such Board, to be effective today, Friday, July 20, 2007. I confirm that I have no disagreement with the corporation on any matter relating to the corporation’s operations, policies or practices.

Respectfully submitted,

/s/ Steven Katz
Steven Katz